Exhibit 10.27
Equity Transfer Agreement
Of
Jilin Province Yongxin Chain Drugstore Ltd.

(English Translation)

Party A: Changchun Yongxin Dirui Medical Co., Ltd.
Party B: LIU, Yongxin

Party A, who is holding an amount of RMB 2,500,000 equity interest or 100%  of the registered capital of Jilin Province Yongxin Chain Drugstore Ltd., hereby agrees to transfer capital contribution of RMB 650,000 to Party B.

Hereby agreed.

Signatures

Party A: Changchun Yongxin Dirui Medical Co., Ltd. (seal)
Party B: /s/ LIU, Yongxin

Jilin Province Yongxin Chain Drugstore Ltd. (Seal)

Date: May 17, 2010